Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Media	Glen Mathison	(415) 636-5448
	Investors/Analysts	Rich Fowler	(415) 636-9869

SCHWAB REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

2005 NET INCOME AND EPS ARE HIGHEST IN COMPANY’S HISTORY

SAN FRANCISCO, January 18, 2006 – The Charles Schwab Corporation announced today that its net income for the quarter ended December 31, 2005 was $187 million. In comparison, the Company reported net income of $53 million for the fourth quarter of 2004 and net income of $207 million for the third quarter of 2005. For the year ended December 31, 2005, the Company’s net income was a record $725 million, compared with net income of $286 million in 2004.

	Three Months Ended —December 31,—		% Change	Twelve Months Ended —December 31,—		% Change
Financial Highlights	2005	2004		2005	2004
Revenues (in millions)	$1,180	$1,060	11%	$4,464	$4,202	6%
Net income (in millions)	$187	$53	253%	$725	$286	153%
Diluted earnings per share	$.14	$.04	250%	$.55	$.21	162%
Pre-tax profit margin (1)	26.0%	15.1%		26.5%	15.3%
Return on stockholders’ equity	17%	5%		16%	6%

(1)	From continuing operations.

Note: The three and twelve month periods ending December 31, 2004 include after-tax restructuring charges of $62 million and $133 million, respectively, and after-tax losses from discontinued operations of $49 million and $128 million, respectively. See Reconciliation of Net Income to Adjusted Operating Income for additional information.

Chairman and CEO Charles Schwab commented, “Throughout 2005, we have focused on restoring our value proposition, reconnecting with our clients and improving our financial performance. During the year, we completed a series of price reductions representing an investment in our clients of more than $375 million annually. We also made great progress in building stronger client relationships. In December alone, clients brought $9 billion in net new assets to the Company – the seventh straight month of net new assets in excess of $6 billion. For 2005, net new assets totaled $75 billion, 49% higher than 2004. Total client assets reached a record $1.199 trillion by year-end, up 11% from year-end 2004. We turned this success with clients into the best earnings year in our history, with net income and earnings per share surpassing the records set back in 2000. I’m immensely proud of the way the Schwab team pulled together in 2005 and delivered such outstanding performance.”

CFO Christopher Dodds said, “Even with $18 million in pre-tax severance charges and a $30 million investment in our “Talk to Chuck” national advertising campaign in the fourth quarter, we were able to generate earnings of $187 million, the fourth best quarter in Schwab’s history. For 2005, we exceeded all of our primary financial objectives, which included mid single-digit percentage revenue growth, a pre-tax profit margin of at least 25%, earnings per share of at least $.50, and a return on equity of at least 15%. As a result of our success with clients and disciplined expense management, we achieved 6% revenue growth, a 26.5% pre-tax margin, and earnings per share of $.55 for 2005. On the capital management front during the year, we limited our capital expenditures to $100 million, reduced our long-term debt by $71 million, increased our dividend by 25%, and repurchased $688 million of common stock. These actions contributed to a return on equity of 16% for 2005, our best performance since 2000.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Advised Investing

•	For accounts at the Company with an ongoing advice component (includes accounts enrolled in Schwab Private Client™ and Schwab Advised Investing™, accounts managed by independent investment advisors (IAs), and U.S. Trust® accounts):

•	Net new client assets during the quarter = $15.5 billion.

•	Total assets = a record $592 billion, up 15% year-over-year.

•	Total number of accounts = 1.7 million.

Schwab Investor Services Business (includes Individual Investor and Corporate and Retirement Services businesses, which were previously discussed separately)

•	Number of clients enrolled in Schwab Private Client and Schwab Advised Investing = 60,000, up 8% from the prior quarter.

•	Net new assets into Schwab Corporate and Retirement Services retirement plan offerings during the quarter = $2.3 billion.

•	Total client assets in employer-sponsored retirement plans at Schwab = $148 billion, up 13% year-over-year.

•	Launched the redesigned Schwab.com Web site, which integrates active trading and Schwab Bank offerings. Additional new features include a “Get Started” area, which enables prospects to interact with Schwab quickly and easily, and a “New to Investing” section, which provides a simple introduction to the basics of investing.

•	Introduced StreetSmart.com™, designed to provide a broader range of actively trading Schwab clients with access to customizable web trading tools, real-time streaming news and data, interactive charting, Level II quotes, ECN books and in-depth proprietary research. It also enables users to easily manage all of their accounts, trading activity and transfer funds from a single location.

•	Commenced the national rollout of the Goal Planner tool, which enables Schwab Financial Consultants to offer clients a free customized report containing a detailed initial retirement assessment.

Schwab Institutional® Business

•	Total client assets associated with Schwab Institutional (SI) = $406 billion, up 17% year-over-year.

•	Client assets new to the Schwab Advisor Network® program during the quarter = $1.7 billion, down 3% year-over-year.

•	Client assets at Schwab associated with IA referral programs = $29.5 billion, up 17% year-over-year.

•	Enabled the clients of advisors doing business with SI to view, print and save their monthly Schwab statements through schwaballiance.com, a special website designed for their needs.

•	Introduced a new, online fixed income trading tool designed to provide IAs with access to a broader and deeper inventory of securities, more robust searching capabilities and more detailed information on each bond.

•	Introduced an online cashiering service that includes real-time status of check, journal and wire transactions, online submission of check and cash journal requests, and the ability to make changes to existing or recurring transactions.

U.S. Trust Business

•	Total referrals from Schwab to U.S. Trust were over 310, compared with over 350 in the prior quarter.

•	Client assets at U.S. Trust associated with the referral program = $5.9 billion, up 25% year-over-year and up $277 million from the prior quarter.

•	Total client assets at U.S. Trust = $148.5 billion, up 5% year-over-year.

Products

•	Total client assets held in third-party Mutual Fund OneSource® funds = $135 billion, up 6% year-over-year.

•	Total client assets held in proprietary funds (Schwab Funds®, Excelsior® and other) = $167 billion, up 8% year-over-year.

•	Total client assets held in fixed income securities = $155 billion, up 10% year-over-year.

•	For Charles Schwab Bank, N.A.:

•	Balance sheet assets = $6.8 billion, up 15% from the prior quarter.

•	Outstanding mortgage and home equity loans = $1.9 billion.

•	First mortgage originations during the quarter = $354 million.

•	The Schwab Hedged Equity Fund™ earned a five-star rating from Morningstar. The Fund’s long/short strategy is unique among its competitors and the fund has outperformed its benchmark, the S&P 500 Index, since inception.

The Charles Schwab Corporation (NASDAQ: SCHW) is a leading provider of financial services, with more than 325 offices, 7.1 million client accounts, and $1.2 trillion in client assets. Through its operating subsidiaries, the Company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC), offers a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Schwab Institutional division. The Charles Schwab Bank, N.A. (member FDIC) provides banking and mortgage services and products. The Company’s other operating subsidiaries include U.S. Trust Corporation (member FDIC) and CyberTrader®, Inc. (member SIPC). More information is available at www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statement of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues
Asset management and administration fees	$586	$544	$2,269	$2,091

Interest revenue	559	358	1,944	1,213
Interest expense	(204)	(100)	(687)	(277)

Net interest revenue	355	258	1,257	936

Trading revenue	198	218	779	1,025
Other	41	40	159	150

Total	1,180	1,060	4,464	4,202

Expenses Excluding Interest
Compensation and benefits	512	447	1,902	1,877
Occupancy and equipment	85	90	331	389
Professional services	68	64	253	245
Depreciation and amortization	51	59	208	226
Communications	47	53	192	223
Advertising and market development	60	33	178	184
Restructuring charges	—	100	17	214
Other	50	54	198	199

Total	873	900	3,279	3,557

Income from continuing operations before taxes on income	307	160	1,185	645
Taxes on income	(120)	(58)	(455)	(231)

Income from continuing operations	187	102	730	414
Loss from discontinued operations, net of tax	—	(49)	(5)	(128)

Net Income	$187	$53	$725	$286

Weighted-Average Common Shares Outstanding — Diluted	1,298	1,348	1,308	1,365

Earnings Per Share — Basic
Income from continuing operations	$.15	$.08	$.56	$.31
Loss from discontinued operations, net of tax	—	$(.04)	—	$(.10)
Net income	$.15	$.04	$.56	$.21
Earnings Per Share — Diluted
Income from continuing operations	$.14	$.08	$.56	$.30
Loss from discontinued operations, net of tax	—	$(.04)	$(.01)	$(.09)
Net income	$.14	$.04	$.55	$.21

Dividends Declared Per Common Share	$.025	$.020	$.089	$.074

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

(In millions, except per share amounts and as noted)	2005				2004				2003
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Revenues
Asset management and administration fees	$586	$584	$552	$547	$544	$523	$517	$507	$487
Interest revenue, net of interest expense	355	331	297	274	258	245	224	209	193
Trading revenue (1)	198	187	187	207	218	185	261	361	327
Other	41	36	51	31	40	47	32	31	55

Total	1,180	1,138	1,087	1,059	1,060	1,000	1,034	1,108	1,062

Expenses Excluding Interest
Compensation and benefits	512	481	455	454	447	455	493	482	435
Occupancy and equipment	85	83	81	82	90	97	100	102	108
Professional services	68	66	57	62	64	62	61	58	52
Depreciation and amortization	51	52	51	54	59	58	53	56	65
Communications	47	46	48	51	53	53	56	61	59
Advertising and market development	60	39	43	36	33	43	46	62	39
Restructuring charges (2)	—	(4)	—	21	100	112	2	—	17
Other	50	46	49	53	54	48	54	43	54

Total	873	809	784	813	900	928	865	864	829

Income from continuing operations before taxes on income	307	329	303	246	160	72	169	244	233
Taxes on income	(120)	(123)	(117)	(95)	(58)	(26)	(62)	(85)	(87)

Income from continuing operations	187	206	186	151	102	46	107	159	146
Gain (loss) from discontinued operations, net of tax	—	1	—	(6)	(49)	(87)	6	2	2

Net Income (Loss)	$187	$207	$186	$145	$53	$(41)	$113	$161	$148

Basic earnings (loss) per share	$.15	$.16	$.14	$.11	$.04	$(.03)	$.08	$.12	$.11
Diluted earnings (loss) per share	$.14	$.16	$.14	$.11	$.04	$(.03)	$.08	$.12	$.11
Dividends declared per common share	$.025	$.022	$.022	$.020	$.020	$.020	$.020	$.014	$.014
Weighted-average common shares outstanding - diluted	1,298	1,308	1,314	1,326	1,348	1,364	1,373	1,375	1,371

Performance Measures
Revenue growth (decline) over prior year’s quarter	11%	14%	5%	(4%)	—	—	6%	28%	12%
Pre-tax profit margin from continuing operations	26.0%	28.9%	27.9%	23.2%	15.1%	7.2%	16.3%	22.0%	21.9%
Return on stockholders’ equity (3)	17%	19%	17%	13%	5%	(3%)	10%	14%	13%

Financial Condition (at quarter end)
Cash and investments segregated (in billions)	$15.3	$15.5	$17.4	$18.5	$19.0	$19.6	$20.5	$20.8	$21.3
Receivables from brokerage clients (in billions)	$10.8	$10.4	$9.9	$9.7	$9.8	$9.2	$9.3	$9.3	$8.6
Loans to banking clients (in billions)	$8.5	$8.2	$7.6	$7.1	$6.8	$6.2	$6.8	$6.0	$5.7
Total assets (in billions)	$47.4	$45.4	$46.5	$46.4	$47.1	$45.9	$47.3	$46.3	$45.9
Deposits from banking clients (in billions)	$14.1	$12.9	$12.0	$11.4	$11.1	$10.2	$10.0	$9.3	$8.3
Payables to brokerage clients (in billions)	$24.7	$23.9	$25.4	$26.4	$27.2	$25.9	$26.9	$26.5	$27.2
Long-term debt (in millions)	$514	$537	$565	$577	$585	$611	$645	$779	$772
Stockholders’ equity (in millions)	$4,450	$4,349	$4,318	$4,275	$4,386	$4,555	$4,732	$4,662	$4,461

Other
Full-time equivalent employees (at quarter end, in thousands)	14.0	13.7	13.6	13.9	14.2	14.8	16.3	16.5	16.0
Capital expenditures - cash purchases of equipment, office facilities, property, and internal-use software development costs, net (in millions) (4)	$23	$25	$29	$23	$43	$66	$51	$34	$50

Clients’ Daily Average Trades (in thousands) (5)
Revenue trades (6)	229.5	194.7	176.5	191.3	177.7	128.1	142.2	178.0	161.7
Schwab Institutional® (7)	11.2	12.7	10.2	9.9	8.7	8.2	8.4	8.5	N/A
Schwab Private Client™ (8)	14.5	14.2	11.3	10.0	9.4	7.8	6.8	5.6	N/A

Total	255.2	221.6	198.0	211.2	195.8	144.1	157.4	192.1	N/A

Active Trader Daily Average Revenue Trades (in thousands) (6,9)	142.5	115.6	101.8	106.0	98.0	66.1	72.5	91.5	80.8

Average Revenue Per Revenue Trade (6)	$13.66	$15.05	$16.28	$17.95	$19.32	$22.96	$30.06	$33.16	$32.60

(1)	Trading revenue includes commission and principal transaction revenues.

(2)	Restructuring charges include costs relating to workforce, facilities, systems hardware, software, and equipment reductions.

(3)	Calculated based on annualized quarterly net income (loss) and average stockholders’ equity for the quarter.

(4)	Capital expenditures in the fourth quarter of 2005 are presented net of proceeds of $17 million from the sale of equipment.

(5)	Schwab Institutional® and Schwab Private Client™ (SPC) trading information for periods prior to 2004 is not available.

(6)	Revenue trades include all client trades (both individuals and institutions) that generate trading revenue (i.e., commission revenue or revenue from fixed income securities trading); also known as DART.

(7)	Includes trades placed by investment advisors enrolled in an asset-based pricing program. Trading activity is included in the program fees.

(8)	Includes eligible trades placed by individual investors enrolled in SPC. Specified levels of trading activity are included in SPC fees.

(9)	Active Trader includes all CyberTrader clients and Schwab clients enrolled in Schwab’s Active Trader offer. Active Trader DART is included in total DART above.

N/A	Not available.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Income to Adjusted Operating Income

(Unaudited)

	2005	2004				2003
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Revenues	$1,059	$1,060	$1,000	$1,034	$1,108	$1,062
Non-operating revenue (1)	—	—	(14)	—	—	(17)

Operating revenues	$1,059	$1,060	$986	$1,034	$1,108	$1,045

Net income (loss)	$145	$53	$(41)	$113	$161	$148
Adjustments to reconcile net income (loss) to adjusted operating income:
Other income (1)	—	—	(14)	—	—	(17)
Restructuring charges (2)	21	100	112	2	—	17

Total adjusted items	21	100	98	2	—	—
Tax (benefit) expense	(8)	(38)	(37)	(1)	—	1
Loss (gain) from discontinued operations, net of tax (3)	6	49	87	(6)	(2)	(2)

Total adjusted items, net of tax	19	111	148	(5)	(2)	(1)

Adjusted operating income, after tax (4)	$164	$164	$107	$108	$159	$147

(1)	Primarily consists of pre-tax gains recorded on investments.

(2)	Restructuring charges reflect The Charles Schwab Corporation’s (the Company’s) 2004 cost reduction effort and previous restructuring initiatives under the Company’s plan to reduce operating expenses due to continued economic uncertainties and difficult market conditions. These charges primarily include workforce, facilities, systems hardware, software, and equipment reductions.

(3)	Represents the summarized impact of the Company’s sales of its capital markets business and its U.K. brokerage subsidiary. In the first quarter of 2005, includes a tax adjustment, severance costs for transitional employees, and facility exit costs associated with the Company’s sale of its capital markets business.

(4)	In evaluating the Company’s financial performance through the first quarter of 2005, management has used adjusted operating income, a non-GAAP income measure which excludes items as detailed in the table above. Management believes that adjusted operating income was a useful indicator of its historical financial performance, and a tool that provided meaningful insight into financial performance without the effects of certain material items.

THE CHARLES SCHWAB CORPORATION

Notes to Consolidated Statement of Income and Financial and Operating Highlights

(Unaudited)

The Company

The consolidated statement of income and financial and operating highlights include The Charles Schwab Corporation and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, and CyberTrader, Inc. Prior period amounts have been adjusted to summarize the impact of the Company’s sales of its capital markets business, Schwab Soundview Capital Markets, and its U.K. brokerage subsidiary, Charles Schwab Europe, in gain (loss) from discontinued operations. The consolidated statement of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s 2004 Annual Report on Form 10-K for the year ended December 31, 2004 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2005. Certain prior periods’ revenues and expenses have been reclassified to conform with the current period presentation. All material intercompany balances and transactions have been eliminated.

**********

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	2005				2004				2003
(In billions, at quarter end, except as noted)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	$38.4	$36.3	$37.0	$37.5	$37.2	$35.7	$36.5	$35.4	$34.2
Proprietary funds (Schwab Funds®, Excelsior® and other):
Money market funds	115.6	111.2	109.7	112.0	111.8	114.0	115.0	116.3	119.2
Equity and bond funds	51.3	50.1	46.3	46.4	43.1	38.4	37.5	36.8	34.2

Total proprietary funds	166.9	161.3	156.0	158.4	154.9	152.4	152.5	153.1	153.4

Mutual Fund Marketplace® (1):
Mutual Fund OneSource®	135.0	130.7	125.1	122.2	127.8	114.5	115.2	115.1	101.5
Mutual fund clearing services	60.2	57.3	51.2	47.1	44.2	38.1	33.9	37.5	33.5
Other third-party mutual funds	142.7	138.1	126.4	120.3	114.4	103.6	101.7	100.5	98.4

Total Mutual Fund Marketplace	337.9	326.1	302.7	289.6	286.4	256.2	250.8	253.1	233.4

Total mutual fund assets	504.8	487.4	458.7	448.0	441.3	408.6	403.3	406.2	386.8

Equity and other securities (1,2)	511.8	500.8	472.6	459.6	472.0	429.2	437.0	431.7	424.0
Fixed income securities (2)	154.6	151.2	147.0	141.7	140.5	136.5	130.6	132.1	130.2
Margin loans outstanding	(10.4)	(10.2)	(9.7)	(9.6)	(9.8)	(9.1)	(9.1)	(9.1)	(8.5)

Total client assets	$1,199.2	$1,165.5	$1,105.6	$1,077.2	$1,081.2	$1,000.9	$998.3	$996.3	$966.7

Net growth in assets in client accounts (for the quarter ended)
Net new client assets (3)	$24.3	$23.4	$11.2	$16.1	$16.8	$13.0	$6.7	$13.8	$24.9
Net market gains (losses)	9.4	36.5	17.2	(20.1)	63.5	(10.4)	(4.7)	15.8	65.1

Net growth (decline)	$33.7	$59.9	$28.4	$(4.0)	$80.3	$2.6	$2.0	$29.6	$90.0

U.S. Trust client assets (4)	$148.5	$146.9	$139.8	$138.8	$141.1	$137.3	$137.0	$135.8	$137.2

New client accounts (in thousands, for the quarter ended)	153.4	128.7	144.3	150.6	133.6	114.2	139.1	159.8	145.5
Active client accounts (in millions) (5)	7.1	7.1	7.2	7.3	7.3	7.4	7.5	7.5	7.5

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	All amounts have been adjusted to reclassify exchange-traded unit investment trusts from fixed income securities to equity and other securities.

(3)	Includes inflows of $3.0 billion in the third quarter of 2005 at U.S. Trust related to two Special Fiduciary business clients. Includes a one-time special dividend from Microsoft Corporation of $1.2 billion in the fourth quarter of 2004. Includes individual inflows (outflows) of $2.1 billion and ($6.0) billion in the third and second quarters of 2004, respectively, related to mutual fund clearing clients. Includes inflows of $12.1 billion in the fourth quarter of 2003 at U.S. Trust related to the acquisition of State Street Corporation’s Private Asset Management group.

(4)	Included in total client assets above.

(5)	Active client accounts are defined as accounts with balances or activity within the preceding eight months.

The Charles Schwab Corporation Monthly Market Activity Report For December 2005

Investor activity for 7.1 million active client accounts(1)

Clients opened 60,200 new
accounts during December 2005.

														% change
	2004 Dec	2005 Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.*
Change in Client Assets (in billions of dollars)
Net New Assets (2)	8.3	4.0	6.3	5.8	1.1	3.9	6.2	6.3	10.3	6.8	7.6	7.5	9.2	23%	11%
Net Market Gains (Losses)	21.2	(17.7)	15.0	(17.4)	(16.8)	26.9	7.1	30.4	(2.8)	8.9	(21.1)	28.4	2.1

Total Client Assets (at month end, in billions of dollars)	1,081.2	1,067.5	1,088.8	1,077.2	1,061.5	1,092.3	1,105.6	1,142.3	1,149.8	1,165.5	1,152.0	1,187.9	1,199.2	1%	11%

Market Indices (at month end)
Dow Jones Industrial Average	10,783	10,490	10,766	10,504	10,193	10,468	10,275	10,641	10,482	10,569	10,440	10,806	10,718	(1%)	(1%)
Nasdaq Composite	2,175	2,062	2,052	1,999	1,922	2,068	2,057	2,185	2,152	2,152	2,120	2,233	2,205	(1%)	1%
Standard & Poor’s 500	1,212	1,181	1,204	1,181	1,157	1,192	1,191	1,234	1,220	1,229	1,207	1,249	1,248	—	3%
Schwab 1000	3,911	3,809	3,884	3,813	3,736	3,865	3,881	4,028	3,983	4,009	3,943	4,088	4,087	—	5%
Clients’ Daily Average Trades (in thousands)
Revenue Trades (3)	187.3	185.9	190.9	196.6	182.7	169.4	177.3	189.5	189.1	205.7	229.7	236.7	222.4	(6%)	19%
Schwab Institutional® (4)	8.7	10.0	9.7	10.0	10.3	9.5	10.8	12.6	11.8	13.8	12.8	11.1	9.7	(13%)	11%
Schwab Private Client™ (5)	10.1	10.2	10.3	9.6	10.8	11.4	11.5	12.0	14.4	16.0	16.4	15.6	11.6	(26%)	15%

Total	206.1	206.1	210.9	216.2	203.8	190.3	199.6	214.1	215.3	235.5	258.9	263.4	243.7	(7%)	18%

Daily Average Market Share Volume (in millions)
NYSE	1,463	1,618	1,578	1,683	1,693	1,502	1,516	1,479	1,441	1,683	1,847	1,642	1,553	(5%)	6%
Nasdaq	2,042	2,172	1,950	1,849	1,839	1,686	1,748	1,674	1,539	1,716	1,796	1,768	1,704	(4%)	(17%)

Total	3,505	3,790	3,528	3,532	3,532	3,188	3,264	3,153	2,980	3,399	3,643	3,410	3,257	(4%)	(7%)

Mutual Fund Net Buys (Sells) (6) (in millions of dollars)
Large Capitalization Stock	75.6	137.4	547.6	106.5	91.8	388.3	364.5	236.0	198.5	386.3	(133.4)	546.2	168.9
Small / Mid Capitalization Stock	454.7	46.8	573.2	514.5	39.0	150.7	486.8	438.8	374.3	332.1	69.6	358.8	158.6
International	893.8	946.4	1,115.6	1,006.6	587.5	485.7	411.7	513.7	765.7	945.7	764.3	1,004.9	1,019.4
Specialized	(34.4)	67.7	250.2	334.4	120.6	94.9	224.7	199.7	78.8	230.1	(39.3)	(24.4)	41.9
Hybrid	228.1	250.4	359.0	276.3	216.5	197.2	196.9	265.9	177.5	261.4	226.9	324.3	145.9
Taxable Bond	293.7	554.2	859.1	410.1	374.9	437.1	847.9	601.4	761.4	678.5	247.7	(25.5)	(195.9)
Tax-Free Bond	300.4	249.3	215.3	114.9	(67.8)	117.1	179.7	115.1	113.4	61.7	6.2	(65.5)	(186.8)
Money Market Funds	(22.8)	1,122.0	(1,575.9)	214.6	(985.5)	(469.6)	(1,409.0)	6.5	944.6	(286.2)	1,883.6	335.2	1,866.7

(1)	Active client accounts are defined as accounts with balances or activity within the preceding eight months.

(2)	August 2005 data includes inflows of $3.0 billion at U.S. Trust related to two Special Fiduciary business clients. December 2004 data includes a one-time special dividend from Microsoft Corporation of $1.2 billion.

(3)	Includes all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(4)	Includes trades placed by investment advisors enrolled in an asset-based pricing program. Trading activity is included in the program fees.

(5)	Includes eligible trades placed by individual investors enrolled in Schwab Private Client (SPC). Specified levels of trading activity are included in SPC fees.

(6)	Represents the principal value of client mutual fund (no-load, low-load, load) transactions handled by Schwab and U.S. Trust, including transactions in Schwab Funds®, Excelsior® Funds and other proprietary funds. Includes institutional funds available only to Investment Managers. Effective in March 2005, money market fund net buys (sells) include all Excelsior Fund transactions. Prior amounts have been adjusted to reflect this presentation.

* December 2005 vs. December 2004	The Charles Schwab Corporation